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              SUBSCRIPTION SUPPLEMENT AND REGISTRATION RIGHTS AGREEMENT


    This Subscription Supplement and Registration Rights Agreement (the "Subscription Supplement"), containing terms applicable to the Subscription Document, has been incorporated by reference into the Subscription Document. Each investor should therefore carefully review this Subscription Supplement before signing the Subscription Document.

    1. SUBSCRIPTION FOR UNITS. I subscribe for the number of Units (the "Units") of Scoop, Inc. (the "Company") set forth in the Subscription Document, priced at $100,000 per Unit, each Unit consisting of: (i) 33,333 shares of Common Stock, priced at $2.99 per share, and (ii) 33,333 Cancellable Warrants, priced at $0.01 per Cancellable Warrant, each Cancellable Warrant to purchase one share of Common Stock at an exercise price of $3.00 per share.

    2. REVIEW OF MEMORANDUM. I HAVE CAREFULLY REVIEWED THE CONFIDENTIAL OFFERING MEMORANDUM IN CONNECTION WITH THE OFFERING OF UNITS, DATED MAY 24, 1996, AND ANY SUPPLEMENT(S) THERETO PROVIDED BY THE COMPANY (COLLECTIVELY THE "MEMORANDUM"). I HAVE BEEN FURNISHED WITH AND HAVE CAREFULLY READ THE DOCUMENTS REFERENCED IN THE MEMORANDUM, AND I AM A SUITABLE INVESTOR AS DESCRIBED IN THE MEMORANDUM.

    3. IRREVOCABILITY OF SUBSCRIPTION. I agree to pay for the Units in the manner set forth in the Subscription Document. I agree that this subscription is and shall be irrevocable, but my obligations hereunder will terminate if this subscription is not accepted by the Company.

    4. ILLIQUID INVESTMENT. I understand that investment in the Units is an ILLIQUID INVESTMENT. In particular, I recognize that:

         (a) I must bear the economic risk of investment in the Units for an indefinite period of time, since neither the Units nor the underlying Common Stock and Warrants have been registered under the Securities Act of 1933, as amended (the "Act"), and therefore cannot be sold unless either they are subsequently registered under the Act or an exemption from such registration is available and a favorable opinion of counsel for the Company to that effect is obtained (if requested by the Company);

         (b) No established market will exist and it is probable that no public market for the Common Stock and Warrants will develop as a result of the offering contemplated by the Memorandum.

    5. CONSENT TO LEGENDS. I consent to the affixing by the Company of such legends on certificates representing the Common Stock and Warrants as any applicable federal or state securities law may require from time to time.

    6. SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES. I represent and warrant to the Company that:

         (a) The financial information provided in the Subscription Document is complete, true and correct;

         (b) I and my investment advisors, if any, have CAREFULLY REVIEWED AND UNDERSTAND the risks of, and other considerations relating to, a purchase of Units, including, but not limited to, the risks set forth under "RISK FACTORS" in the Memorandum;


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

         (c) I and my investment advisors, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information set forth in the Memorandum, have had all inquiries to the Company answered and have been furnished all requested materials, relating to the Company and the offering and sale of the Units and anything else set forth in the Memorandum;

         (d) Neither I nor my investment advisors, if any, have been furnished any offering literature by the Company or any of its affiliates, associates or agents other than the Memorandum, and the documents referenced therein;

         (e) I am acquiring the Units and underlying securities for which I am subscribing for my own account, as principal, for investment and not with a view to the resale or distribution of all or any part of the Units or underlying securities;

         (f) The undersigned, if a corporation, partnership, trust or other form of business entity: (i) is authorized and otherwise duly qualified to purchase and hold the Units, (ii) has obtained such additional tax and other advice that it has deemed necessary, (iii) has its principal place of business at its residence address set forth in this Subscription Document, and (iv) has not been formed for the specific purpose of acquiring the Units (although this may not necessarily disqualify the subscriber as a purchaser). The persons executing the Subscription Document, as well as all other documents related to the offering, represent that they are duly authorized to execute all such documents on behalf of the entity. (If the undersigned is one of the aforementioned entities, it agrees to supply any additional written information that may be required.);

         (g) All of the information which I have furnished to the Company or which is set forth in the Subscription Document (including this Subscription Supplement) is correct and complete as of the date of the Subscription Document. If any material change in this information should occur prior to my subscription being accepted, I will immediately furnish the revised or corrected information;

         (h) I further agree to be bound by all of the terms and conditions of the offering described in the Memorandum; and

         (i) I am the only person with a direct or indirect interest in the Units subscribed for by this Subscription Agreement.

    7. CERTIFICATION OF INFORMATION. I certify, to the best of my information and belief, that the above information that I have supplied is true and correct in all material respects.

    8. INDEMNIFICATION OF COMPANY. I agree to indemnify and hold harmless the Company and its officers, directors and affiliates from and against all damages, losses, costs and expenses (including reasonable attorneys' fees and costs) that they may incur by reason of my failure to fulfill any of the terms or conditions of the Subscription Document (including this Subscription Supplement), or by reason of any breach of the representations and warranties made by the undersigned in the Subscription Document (including this Subscription Supplement), or in any other document provided by the undersigned to the Company.

    9. NONTRANSFERABILITY OF SUBSCRIPTION. This subscription is not transferable or assignable by me without the written consent of the Company.

    10. SUBSCRIBERS' JOINT AND SEVERAL LIABILITY. If more than one person is executing the Subscription Document, the obligations of each shall be joint and several and the representations and warranties contained in this Subscription Supplement shall be deemed to be made by, and be binding upon, each of these persons and his or her heirs, executors, administrators, successors and assigns.


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

    11. SUCCESSORS AND ASSIGNS. This subscription, upon acceptance by the Company, shall be binding upon my heirs, executors, administrators, successors and assigns.

    12. GOVERNING LAW. This Subscription Supplement shall be construed in accordance with and governed in all respects by the laws of the State of California.

    13. REGISTRATION RIGHTS. I acknowledge and agree that I will have the following registration rights with respect to the shares of Common Stock purchased by me pursuant to the Memorandum and the shares of Common Stock issuable upon my exercise of the Cancellable Warrants (unless the Cancellable Warrants become null and void as provided therein) purchased by me pursuant to the Memorandum:

         (a) If at any time the Company proposes to register any of its shares of Common Stock under the Act (other than in connection with a merger, acquisition or exchange offer or pursuant to Form S-8 or successor form) it will give written notice by registered mail, at least 20 days prior to the filing of each such registration statement to all holders of Registrable Securities (as defined in subparagraph (g) below) of its intention to do so. Upon the written request of any holder of Registrable Securities given within 10 days after receipt of any such notice of his, her or its desire to include any Registrable Securities in such proposed registration statement, the Company shall afford such holders of Registrable Securities the opportunity to have such holder's Registrable Securities registered under such registration (subject to the underwriter's approval thereof). The "piggyback" registration rights described in this Paragraph 13(a) shall terminate at such time as the Registrable Securities are saleable in one or more transactions pursuant to Rule 144 of the Act. Any sales of Registrable Securities pursuant to such registration statement shall be effected through the underwriter of such registered offering, if any, and the holders thereof shall compensate the underwriter in accordance with its customary compensation practices.

         Notwithstanding anything to the contrary contained in the provisions of this Paragraph 13(a), the Company shall have the right at any time after it shall have given written notice pursuant to this Paragraph 13(a) (irrespective of whether a written request for inclusion of any such Registrable Securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

         (b) At any time after the date which is 18 months after the initial closing of the offering which is the subject of the Memorandum and expiring three (3) years thereafter, holders representing a "Majority of the Registrable Securities" (as defined in subparagraph (h) below) shall have the right (which right is in addition to the registration rights under Paragraph 13(a) hereof), exercisable by written notice to the Company, to have the Company prepare, file and use its best efforts to have declared effective by the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the holders of the Registrable Securities, if any, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Registrable Securities for 12 consecutive months thereafter by such holders and any other holders of Registrable Securities who notify the Company within 10 days after receiving notice from the Company of such registration request of their desire to include their Registrable Securities in such registration.

         The Company covenants and agrees to give written notice of any registration request under this Paragraph 13(b) by any holders of Registrable Securities to all other registered holders of Registrable Securities within 10 days from the date of the receipt of any such registration request.

         (c) Notwithstanding anything to the contrary contained in this Subscription Supplement: (1) the Company shall not be obligated to effect a registration pursuant to this Paragraph 13 during the period starting with the date 90 days prior to the Company's estimated date of filing of, and ending on a date 90 days following the effective date of, a registration statement pertaining to a


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

public offering; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith; and (2) if the Company shall furnish the holders of Registrable Securities a certificate signed by the President of the Company stating that, in the good faith judgment of the Company's Board of Directors, it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligations to use its best efforts to file a registration statement on demand pursuant to the provisions of Paragraph 13(b) hereof shall be deferred for a period not to exceed 90 days; provided, however, that the Company shall not obtain such a deferral more than once in any 12-month period.

         (d) The Company shall indemnify and hold harmless the holders of Registrable Securities from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement filed by the Company under the Act by reason of this Paragraph 13, any post-effective amendment to such registration statement, or any prospectus included therein, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by a holder of Registrable Securities (or the authorized representatives or agents of such holder of Registrable Securities) expressly for use therein, which indemnification shall include each person, if any, who controls such holder of Registrable Securities within the meaning of the Act and each officer, director, employee and agent of such holder of Registrable Securities; provided, however, that the indemnification in this Paragraph 13(d) with respect to any prospectus shall not inure to the benefit of a holder of Registrable Securities, (or to the benefit of any person controlling such holder of Registrable Securities) on account of any such loss, claim, damage or liability arising from the sale of Registrable Securities by such holder, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to such holder of Registrable Securities by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by such holder of Registrable Securities to the purchaser of such Registrable Securities prior to such sale; and provided further, that the Company shall not be obligated to so indemnify such holder of Registrable Securities or any other person referred to above unless such holder of the Registrable Securities or other person, as the case may be, shall at the same time indemnify the Company, its directors, each officer signing the registration statement and each person, if any, who controls the Company within the meaning of the Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished in connection with such public offering or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to the Company by such holder of Registrable Securities expressly for use therein.

              If for any reason the indemnification provided for in the preceding subparagraph is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

         (e) All expenses, filing fees and other costs incurred by the Company in connection with any registration of securities pursuant to this Paragraph 13 (exclusive of underwriting discounts and selling commissions applicable to any sale of registered securities) shall be borne by the Company.


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

              In the case of each registration effected by the Company pursuant to the provisions of this Paragraph 13, the Company will: (i) furnish to the holders of Registrable Securities such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as such holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them, and (ii) notify each holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (f) Notwithstanding anything to the contrary contained herein, the holders of Registrable Securities acknowledge and agree that, with the exception of private sales or transfers which are not effected through a broker-dealer, neither the holders of Registrable Securities nor any affiliate of the holders of Registrable Securities or any transferees or assignees of the holders of Registrable Securities or any affiliate of the holders of Registrable Securities will sell, pledge, assign or otherwise transfer or hypothecate any Registrable Securities through any person or other entity other than such entity which is or shall be the Company's underwriter in a public offering, in which event such underwriter is to be compensated by the holders of the Registrable Securities, an affiliate of the holders of the Registrable Securities or such transferee or assignee of the Registrable Securities in accordance with the underwriter's customary compensation practices.

         (g)  For purposes hereof, the term "Registrable Securities" means:
(i) the shares of Common Stock and the shares of Common Stock underlying the Cancellable Warrants (unless the Cancellable Warrants become null and void as provided therein) issued by the Company in the offering which is the subject of the Memorandum; and (ii) the shares of Common Stock and shares of Common Stock underlying the cancellable warrants issued in the May 1996 Offering (as defined in the Memorandum).

         (h) For purposes hereof, the term "Majority of the Registrable Securities" means holders of in excess of fifty percent (50%) of the then outstanding or Registrable Securities that: (i) are not held by the Company, an affiliate, officer, employee or agent thereof or any of their respective affiliates, members of their families, or persons acting as nominees or in conjunction therewith; or (ii) have not been previously resold to the public pursuant to a registration statement filed with the Commission under the Act.

    14. LOCK-UP BY UNDERWRITER. Notwithstanding anything to the contrary contained in the Memorandum or in Paragraph 13 hereof, I acknowledge and agree that, in the event of an initial public offering by the Company, I will not sell, pledge, assign or otherwise transfer or hypothecate the Units (including any shares of Common Stock, Cancellable Warrants or shares of Common Stock underlying the Cancellable Warrants comprising the Units) during the 12-month period following the effective date of such initial public offering without the prior written consent of the underwriter of such initial public offering. Any sales of Units (including any shares of Common Stock, Cancellable Warrants or shares of Common Stock underlying the Cancellable Warrants) consented to by such underwriter during such lock-up period shall be effected through such underwriter and the holders thereof shall compensate such underwriter in accordance with its customary practices.

    15. PUT OPTION. I acknowledge and agree that I will have the following right to have the Company redeem all of the Units purchased by me pursuant to the Memorandum:

         (a) If the Company does not complete an initial public offering of its shares of Common Stock and have such shares of Common Stock quoted for trading on a national securities exchange or NASDAQ within a period of 24 months after the date of the initial closing of the offering which is the subject of the Memorandum, record holders of at least a Majority of the Redeemable Securities (as defined in subparagraph (f) below) shall have the right, in lieu of exercising their demand


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registration rights described in Paragraph 13 (b) hereof, to elect to have the
Company redeem, exercisable upon written notice to the Company, all of the Redeemable Securities (as defined in subparagraph (e) below), whether or not the holders of the Redeemable Securities are part of the Majority of the Redeemable Securities electing such redemption, and, subject to the provisions of Paragraph 16 hereof, the Company agrees that it shall be obligated to redeem all of the Redeemable Securities at a cash price equal to the greater of: (i) $100,000 per Redeemable Security plus a return of 10% per annum thereon (compounded annually); or (ii) the fair market value of the Redeemable Securities, as determined by a nationally recognized business valuation firm which is mutually acceptable to the Company and The Boston Group, L.P., which fair market value shall be determined assuming that the Company is then a public reporting company under the Securities Exchange Act of 1934, as amended, and assuming that the Redeemable Securities are then freely trading on NASDAQ.

         (b) The Company covenants and agrees to give written notice of its receipt of notice from holders of a Majority of the Redeemable Securities of the exercise of the redemption rights provided by this Section 15 to all other registered owners of Redeemable Securities within 10 days from the date of the receipt of such notice from holders of a Majority of the Redeemable Securities. The Company further covenants and agrees to redeem all of the Redeemable Securities that it may lawfully redeem within 10 days after the fair market value of the Redeemable Securities shall have been determined pursuant to the provisions of this Paragraph 15.

         (c) If the Company is not able to redeem all of such Redeemable Securities because of the provisions of Paragraph 16 hereof, the Company shall nevertheless be obligated to redeem that number of Redeemable Securities that it shall then be entitled to redeem ratably from the holders of such Redeemable Securities and shall further be obligated to redeem the remainder of the Redeemable Securities as soon as funds are legally available therefor and to pay interest on the deferred portion of the redemption price for such unredeemed Redeemable Securities at the maximum rate of interest then permitted by California law.

         (d) So long as the Company has not redeemed all of the Redeemable Securities pursuant to the provisions of this Paragraph 15, the undersigned shareholders of the Company hereby covenant and agree that they shall vote all of their shares of Common Stock of the Company such that the holders of the Redeemable Securities shall be entitled to elect a majority of the Company's Board of Directors. Such undersigned shareholders of the Company hereby further covenant and agree they will not, without the prior written consent of holders of a Majority of the Redeemable Securities, cause the Company to issue shares of its Common Stock or other voting securities such that they, together with all holders of the Redeemable Securities, will not at all times be entitled to elect at least a majority of the Company's Board of Directors.

         (e)  For purposes hereof, the term "Redeemable Securities" means:
(i) all Units issued by the Company in the offering which is the subject of the Memorandum; and (ii) all units issued by the Company in the May 1996 Offering.

         (f) For purposes, the term "Majority of the Redeemable Securities" means holders of in excess of fifty percent (50%) of the then outstanding Redeemable Securities that are not held by the Company, an affiliate, officer, employee or agent thereof or any of their respective affiliates, members of their facilities, or persons acting as nominees or in conjunction therewith.

    16. RESTRICTIONS ON REDEMPTION OF UNITS. The obligation of the Company to redeem all of the Units pursuant to the provisions of Paragraph 15 hereof shall be subject to the provisions of: (i) Section 500 ET SEQ. of the California General Corporation Law, or any similar provisions hereinafter enacted, restricting generally the right of a corporation to repurchase and redeem its equity securities; and (ii) any provisions in any loan documents heretofore or hereafter executed by the Company in favor of its institutional or other lenders prohibiting and/or limiting the Company's ability to repurchase and redeem shares of its Common Stock and/or its other equity securities.


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                    UNDERTAKING BY CERTAIN SHAREHOLDERS OF COMPANY

    Each of the undersigned hereby agrees to be bound by the provisions of Paragraph 15 (d) hereof.

                             /S/ KARL-MAGNUS S. KARLSSON
                             --------------------------------------
                             Karl-Magnus S. Karlsson


                             /S/ STANLEY BERK
                             --------------------------------------
                             Stanley Berk